Exhibit 99.2

June 13, 2019

Navidea Biopharmaceuticals Prices $6.0 Million Public Offering of Common Stock

DUBLIN, Ohio--(BUSINESS WIRE)-- Navidea Biopharmaceuticals, Inc. (NYSE American: NAVB) (“Navidea” or the “Company”), a company focused on the development of precision immunodiagnostic agents and immunotherapeutics, today announced the pricing of its previously announced underwritten public offering of 8,000,000 shares of common stock at a price to the public of $0.75 per share. Navidea has also granted the underwriter a 30-day option to purchase up to an additional 1,200,000 shares of common stock at the public offering price, less underwriting discounts and commissions. The offering is expected to close on or about June 18, 2019, subject to customary closing conditions.

H.C. Wainwright & Co. is acting as sole underwriter for the offering.

The gross proceeds of the offering are expected to be $6.0 million (or $6.9 million if the underwriter exercises in full its option to purchase additional shares of common stock), prior to deducting underwriting discounts and commissions and other estimated offering expenses. Navidea intends to use the net proceeds from the offering to fund its research and development programs, including continuing to advance its Phase 2b and Phase 3 clinical trials of Tc99m tilmanocept in patients with rheumatoid arthritis, and for general working capital purposes and other operating expenses.

A registration statement on Form S-3 was filed by Navidea with the U.S. Securities and Exchange Commission (“SEC”) and was declared effective by the SEC on December 27, 2017. A preliminary prospectus supplement and an accompanying prospectus relating to and describing the terms of the offering and the shares of common stock being offered was filed with the SEC on June 13, 2019, and is available on the SEC’s website at http://www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering may be obtained, when available, from H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, NY 10022, or by calling (646) 975-6996 or by emailing placements@hcwco.com, or at the SEC’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, nor shall there be any sale of Navidea's common stock in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Navidea

Navidea Biopharmaceuticals, Inc. (NYSE American: NAVB) is a biopharmaceutical company focused on the development of precision immunodiagnostic agents and immunotherapeutics. Navidea is developing multiple precision-targeted products based on its ManoceptTM platform to enhance patient care by identifying the sites and pathways of disease and enable better diagnostic accuracy, clinical decision-making, and targeted treatment. Navidea’s Manocept platform is predicated on the ability to specifically target the CD206 mannose receptor expressed on activated macrophages. The Manocept platform serves as the molecular backbone of Tc99m tilmanocept, the first product developed and commercialized by Navidea based on the platform. The development activities of the Manocept immunotherapeutic platform are being conducted by Navidea in conjunction with its subsidiary, Macrophage Therapeutics, Inc. Navidea’s strategy is to deliver superior growth and shareholder return by bringing to market novel products and advancing the Company’s pipeline through global partnering and commercialization efforts.

For more information, please visit www.navidea.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward looking statements include our expectations for the use of proceeds received from the offering. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things: market and other conditions, the satisfaction of customary closing conditions related to the public offering and the impact of general economic, industry or political conditions in the United States or internationally, any future actions by Platinum-Montaur; general economic and business conditions, both nationally and in our markets; our history of losses and uncertainty of future profitability; the final outcome of any pending litigation; our ability to successfully complete research and further development of our drug candidates; the timing, cost and uncertainty of obtaining regulatory approvals of our drug candidates; our ability to successfully commercialize our drug candidates; our expectations and estimates concerning future financial performance, financing plans and the impact of competition; our ability to raise capital sufficient to fund our development and commercialization programs; our ability to implement our growth strategy; anticipated trends in our business; advances in technologies; our ability to comply with the NYSE American continued listing standards; our ability to maintain effective internal control over financial reporting; and other risk factors detailed in our most recent Annual Report on Form 10-K and other SEC filings. You are urged to carefully review and consider the disclosures found in our SEC filings, which are available at http://www.sec.gov or at http://ir.navidea.com.

Investors are urged to consider statements that include the words “will,” “may,” “could,” “should,” “plan,” “continue,” “designed,” “goal,” “forecast,” “future,” “believe,” “intend,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions, as well as the negatives of those words or other comparable words, to be uncertain forward-looking statements.

You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be incorrect. We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this report. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this report may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

View source version on businesswire.com: https://www.businesswire.com/news/home/20190613005841/en/

Navidea Biopharmaceuticals, Inc.
Jed Latkin, CEO, 614-973-7490
jlatkin@navidea.com

Source: Navidea Biopharmaceuticals, Inc.